Exhibit 10.2

«Option_No_»

Autobytel Inc.

A Delaware Corporation

                         Plan

EMPLOYEE STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I

NOTICE OF STOCK OPTION GRANT

«FIRST» «LAST»

«Street1»

«Street2»

«City», «ST» «ZIP»

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«VestDate»

Exercise Price per Share:	«ExePrice_»

Total Number of Shares Granted:	«TotalShGrant_»

Total Exercise Price:	«TtlExPrice_»

Type of Option:	Nonstatutory Option

Term/Expiration Date:	The tenth anniversary of the Date of Grant

A. Vesting Schedule:

You may exercise this Option, in whole or in part, according to the following vesting schedule:

Subject to Section II, Paragraphs D, E and F hereof, thirty-three and one-third percent (33 1/3%) shall vest and become exercisable on the first anniversary after the vesting commencement date, and one thirty-sixth (1/36) shall vest and become exercisable on each successive monthly anniversary thereafter for the following twenty-four (24) months ending on the third anniversary of such vesting commencement date.

«No» «Last» «DateGrant»	-1-

B. Termination Period:

You may exercise the vested portion of this Option for ninety (90) days following your termination of employment with the Company, or for such longer periods as provided in the Plan or this Option Agreement; provided that if your termination of employment is for Cause (as defined below) then you shall have thirty (30) days following your termination of employment with the Company to exercise the vested portion of this Option unless the Company provides you notice of the immediate loss of your right to exercise as permitted by the Plan on or before the date of termination (subject to any right to cure as set forth in the Plan). In no case may you exercise this Option after the Term/Expiration Date as provided above.

II

AGREEMENT

A. Grant of Option. Autobytel Inc., a Delaware corporation (the “Company”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the                          Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), or to the extent the Option does not meet the ISO rules for some other reason, this Option shall be treated as a Nonstatutory Stock Option (“NSO”).

B. Exercise of Option.

(1)	Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable general provisions of the Plan subject to the specific provisions of this Option Agreement. In the event of Optionee’s death, disability, other termination of the employment with the Company or a Change of Control, this Option shall be exercisable in accordance with the applicable provisions of the Plan and this Option Agreement. After giving effect to the foregoing provisions, to the extent that Optionee was not entitled to exercise this Option at the date of the occurrence of such an event, or if Optionee does not exercise this Option within the times specified herein, the Option shall terminate and the Shares covered by such Option shall revert to the Plan.

(2)

Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in

«No» «Last» «DateGrant»	-2-

person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

C. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(1)	cash or by wire transfer;

(2)	certified, bank cashier’s, or teller’s check;

(3)	surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

(4)	by a net exercise transaction conducted through a broker or other financial intermediary by delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker or other financial intermediary shall require to effect an exercise of the Option and delivery to the Company of the proceeds required to pay the Exercise Price.

D. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (“Regulation G”) as promulgated by the Federal Reserve Board.

E. Termination of Relationship. In the event the termination of Optionee’s employment is by the Company without Cause or by Optionee for Good Reason, any unvested portion of this Option shall become immediately and fully vested as of the date of such termination. For purposes of this Option Agreement, the terms Cause and Good Reason shall have the meanings ascribed to them in that certain                      Severance Agreement dated as of                     ,          by and between the Company and Optionee (the “Severance Agreement”).

F. Disability of Optionee. Notwithstanding the provisions of Paragraph E above, in the event of termination of an Optionee’s employment with the Company as a result of the Employee’s Disability, Optionee (or Optionee’s attorney in fact, conservator or other representative on behalf of Optionee) may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of this Option as set forth in Paragraph J below),

«No» «Last» «DateGrant»	-3-

exercise the Option to the extent otherwise entitled to exercise it at the date of such termination; provided, however, that if such disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall cease to be treated as an ISO and shall be treated for tax purposes as a NSO on the day three months and one day following such termination. For purposes of this Option Agreement, the term Disability shall have the meaning ascribed to such term in the Severance Agreement.

G. Death of Optionee. Notwithstanding the provisions of Paragraph E above, in the event of termination of Optionee’s employment with the Company as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Paragraph I below), by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

H. Change of Control. In the event of a Change of Control of the Company (as such term is defined in the Plan as of the date of this Option Agreement [or as such term is defined in the Severance Agreement, if applicable]), any unvested installment of this Option shall immediately vest and become exercisable as of the date of such Change of Control. Notwithstanding anything to the contrary in this Option Agreement, to the extent that the Plan is assumed by the successor to the Company in a Change of Control, this Option shall remain exercisable, regardless of any termination of Optionee’s employment as a result of, or following the Change of Control, until the later of (i) the date that is [one (1) year or two (2) years] following the Change of Control date, or (ii) the latest date that this Option is otherwise exercisable following the termination of Optionee’s employment with the Company (or any successor thereto or affiliate thereof) as provided in the applicable section of this Option Agreement covering the facts and circumstances of the Optionee’s termination of employment (e.g. if the Optionee’s termination of employment is due to Disability following a Change of Control, then under Paragraph F above this Option may be exercised at any time until the date that is six (6) months after the date of such termination), but in no event later in the case of clauses (i) and (ii) than the expiration of the term of this Option; provided, however, that following the date which is [one (1) year or two (2) years] following the Change of Control, this Option shall remain exercisable beyond such dates only to the extent and subject to the terms of this Option Agreement. In the event that the Company is a party to an acquisition, merger or reorganization agreement that provides for the cancellation of all outstanding options to acquire common stock of the Company and the payment in consideration of the cancellation of such options for the difference between the consideration to be received by holders of the Company’s common stock as a result of such Change of Control and the exercise price of the Option, the Option shall be subject to the terms of such acquisition, merger or reorganization agreement.

I. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee (or in the case of a Disability, on behalf of Optionee by Optionee’s attorney in fact, conservator or other representative). The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

«No» «Last» «DateGrant»	-4-

J. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. Notwithstanding anything to the contrary herein, the limitations set out in Section 6.4(b) of the Plan regarding Options designated as ISOs and Section 4.3 of the Plan regarding Options granted to more than ten (10%) shareholders shall apply to this Option.

K. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and state tax consequences of exercise of this Option and disposition of the Shares.

THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(1)	Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability or state income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise

(2)	Exercise of ISO Following Disability. If the Optionee’s employment with the Company terminates as a result of disability that is not a disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Optionee must exercise an ISO within three months of such termination for the ISO to be qualified as an ISO.

(3)	Exercise of NSO. There may be a regular federal income tax liability and state income tax liability upon the exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee or a former Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(4)	Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares should be treated as long-term capital gain for federal and state income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares should also be treated as long-term capital gain for federal and state income tax purposes. If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.

«No» «Last» «DateGrant»	-5-

(5)	Notice of Disqualifying Disposition of ISO Shares. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

L. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. In the event of any inconsistency between this Agreement and the Plan, this Agreement shall prevail. THIS AGREEMENT IS GOVERNED BY DELAWARE LAW, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, AND FOR U.S. FEDERAL TAX PURPOSES, U.S. FEDERAL LAW.

Autobytel Inc.
a Delaware corporation

Dated as of: «DateGrant»	By:
«Signer»
Executive Vice President, Chief Legal and
Administrative Officer and Secretary

«No» «Last» «DateGrant»	-6-

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY’S                          PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE

Dated as of: «DateGrant»
«First» «Last»
«Street1»
«Street2»
«City», «ST» «ZIP»

«No» «Last» «DateGrant»	-7-

«Option_No_»

EXHIBIT A

                                          PLAN

EXERCISE NOTICE

Autobytel Inc.

18872 MacArthur Boulevard

Irvine, CA 92612-1400

Attention: Secretary

1.	Exercise of Option. Effective as of today, , «First» «Last», the undersigned (“Optionee”), hereby elects to exercise Optionee’s option to purchase shares of the Common Stock (the “Shares”) of Autobytel Inc. (the “Company”) under and pursuant to the Plan (the “Plan”) and the ☐ Incentive ☒ Nonstatutory Stock Option Agreement dated, «DateGrant» (the “Option Agreement”).

2.	Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.	Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate or if Shares are not certificated, then the Company shall register ownership in the Shares in book entry form, promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued or book entry is made, except as provided in Section 5.2 of the Plan.

4.	Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice. Optionee further agrees to notify the Company upon the disposition of any Shares acquired pursuant to the exercise of an Incentive Stock Option.

5.	Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

«No» «Last» «DateGrant»	-8-

6.	Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

7.	GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, AND FOR U.S. FEDERAL TAX PURPOSES, U.S. FEDERAL LAW. SHOULD ANY PROVISION OF THIS AGREEMENT BE DETERMINED BY A COURT OF LAW TO BE ILLEGAL OR UNENFORCEABLE, THE OTHER PROVISIONS SHALL NEVERTHELESS REMAIN EFFECTIVE AND SHALL REMAIN ENFORCEABLE.

8.	Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9.	Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10.	Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

11.	Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Submitted by:	Accepted by:

OPTIONEE:	Autobytel Inc.

By:	By:
«First» «Last»
Address:	Title:

Address:

18872 MacArthur Boulevard
Irvine, CA 92612-1400

«No» «Last» «DateGrant»	-9-